UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 9, 2018

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 9, 2018, the Board of Directors (the “Board”) of Ralph Lauren Corporation (the “Company”) elected Michael A. George as a Class B director on the Board, effective May 9, 2018, to serve until the 2018 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal. In connection with this election, the Board determined to increase its size from eleven members to twelve members.

The Board further plans to increase its size to thirteen members in connection with the 2018 Annual Meeting of Stockholders, and expects to nominate Angela Ahrendts for election as a director at that time.

There are no arrangements or understandings among Mr. George, Ms. Ahrendts, and any other persons pursuant to which Mr. George and Ms. Ahrendts were selected as directors, and there have been no transactions with respect to Ms. Ahrendts or Mr. George reportable under Item 404(a) of Regulation S-K. Mr. George and Ms. Ahrendts will be entitled to the same compensation, indemnification and other benefits as other non-employee directors.

A copy of the press release announcing the election of Mr. George and the expected nomination of Ms. Ahrendts to the Board is filed as Exhibit 99.1 hereto and incorporated by reference herein in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	EXHIBIT NO.	DESCRIPTION
	99.1	Press Release, dated May 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: May 9, 2018	By:	/s/ Jane Hamilton Nielsen
		Name:	Jane Hamilton Nielsen
		Title:	Chief Financial Officer